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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 7, 2000, except as to Note 1 for which the date is June 1, 2000, relating to the consolidated financial statements of Visteon Corporation and Subsidiaries, which appear in Visteon Corporation's Prospectus dated June 13, 2000 as filed with the SEC on June 14, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.






/s/ PricewaterhouseCoopers LLP



Detroit, Michigan
June 23, 2000